As filed with the Securities and Exchange Commission on October 24, 2006
Registration No. 333-127965

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WEST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	47-0777362
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
11808 Miracle Hills Drive, Omaha, Nebraska 68154
(402) 963-1200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Thomas B. Barker
Chief Executive Officer
11808 Miracle Hills Drive, Omaha, Nebraska 68154
(402) 963-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David C. Mussman
Executive Vice President — General Counsel
West Corporation
11808 Miracle Hills Drive
Omaha, Nebraska 68154

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
No additional securities are being registered. Registration fees were paid with the original filing of Registration Statement No. 333-127965 on August 30, 2005. No additional registration fees are required.

DEREGISTRATION OF SECURITIES
     West Corporation (the “Registrant”) filed its Registration Statement on Form S-3 (No. 333-127965) (the “Registration Statement”) with the Securities and Exchange Commission to register 10,000,000 shares of the Registrant’s common stock.
     On October 24, 2006, Omaha Acquisition Corp., a Delaware corporation (“Newco”), merged with and into the Registrant (the “Merger”) pursuant to an Agreement and Plan of Merger, dated as of May 31, 2006, between the Registrant and Newco. As a result of the Merger, the Registrant’s common stock will no longer be publicly traded. Accordingly, the Registrant wishes to terminate all offerings of its common stock pursuant to its existing registration statements, including the Registration Statement.
     Pursuant to the Registrant’s undertaking in Part II, Item 17 in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw the Registration Statement, including all exhibits to the Registration Statement, with respect to all unsold shares of Registrant common stock registered under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on October 24, 2006.

WEST CORPORATION
By:	/s/ Paul M. Mendlik
Executive Vice President -
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

October 24, 2006	/s/ Thomas B. Barker
Thomas B. Barker, Chief Executive Officer and Director (Principal Executive Officer)

October 24, 2006	/s/ Paul M. Mendlik
Paul M. Mendlik, Executive Vice President - Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

October 24, 2006	/s/ Anthony J. DiNovi
Anthony J. DiNovi, Director

October 24, 2006	/s/ Soren L. Oberg
Soren L. Oberg, Director

October 24, 2006	/s/ Joshua L. Steiner
Joshua L. Steiner, Director

October 24, 2006	/s/ Jeff T. Swenson
Jeff T. Swenson, Director

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